UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2011

WIZARD WORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2011, Wizard World, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain investors in connection with an offering of up to $455,000 principal amount of Convertible Promissory Notes (the “Notes”).  The Notes accrue interest at an annual rate of 14% and are due four months from the issuance date.  The Notes are convertible at a per share price of $.60.

In conjunction with the Notes, each investor was granted a Series A Common Stock Purchase Warrant (the “Warrants”) exercisable for one share of common stock of the Company for each $2.00 of investment.  The Warrants have a five year term and are exercisable at $.60 per share, which may be paid via a cashless exercise.

The above description of the Subscription Agreement, Note and Warrant does not purport to be complete and is qualified in its entirety by the full text of such documents, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued convertible promissory notes and warrants to certain investors.  See Item 1.01 above, which is incorporated in this Item 3.02 by reference.  These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and qualified for exemption under Section 4(2) of the Securities Act because the issuance of the securities did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement *

10.2	Form Convertible Promissory Note *

10.3	Form of Series A Common Stock Purchase Warrant *

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2011	By:	/s/Gareb Shamus
Name: Gareb Shamus
Title: President and Chief Executive Officer